Exhibit 99.1

                   Kopin Corporation Reports Limited Financial
                     Results for the First Quarter of 2007

     Company Remains on Track to Achieve Full-Year Revenue of $80
                        Million to $90 Million


    TAUNTON, Mass.--(BUSINESS WIRE)--May 17, 2007--Kopin Corporation (NASDAQ: KOPN) today announced limited financial results for the first quarter ended March 31, 2007. The financial results reported today do not take into account a planned restatement of certain financial statements, as described in the Company's press release dated May 9, 2007 and Form 8-K filed with the Securities and Exchange Commission, related to Kopin's historical stock option granting practices. Therefore, these results should be considered preliminary until Kopin files its Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

    Financial Summary

    -- Total revenue of $18.1 million compared with $18.7 million for the first quarter of 2006 and $17.9 million for the fourth quarter of 2006.

    -- CyberDisplay revenue of $9.0 million compared with $5.9 million for the first quarter of 2006 and $8.9 million for the fourth quarter of 2006.

    -- III-V revenue of $9.1 million compared with $12.8 million for the first quarter of 2006 and $9.0 million for the fourth quarter of 2006. III-V revenue for the first quarter of 2006 included $850,000 from KoBrite as final payment under the Company's joint venture agreement with KoBrite.

    -- Cash, cash equivalents and marketable securities of $103.0 million as of March 31, 2007 compared with $105.4 million at December 30, 2006. At March 31, 2007 the Company had no long term debt.

    Comments on the First Quarter

    CyberDisplay Products

    "Sales of our CyberDisplay products increased in the first quarter as shipments of military display modules for the U.S. Army's Thermal Weapons Sight II program (TWSII) contributed to a 54% year-over-year increase in display revenue," said Kopin Chairman and Chief Executive Officer Dr. John C.C. Fan. "On the commercial side of the business, we are seeing increasingly strong demand for our electronic viewfinder solutions in "prosumer" digital still cameras such as Olympus' new SP-550 UZ, the industry's first ultra-wide optical zoom digital still camera. The feedback we have received indicates that the consumer response to this camera has been exceptional.

    "On the mobile video eyewear front, current and prospective customers are designing Kopin microdisplays into an array of new applications, including 3D video," Dr. Fan continued. "Consumer demand for mobile video is gaining momentum worldwide, creating new opportunities for our video eyewear solutions. Kopin will showcase new eyewear during next week's Society for Information Display's International Symposium, Seminar and Exhibition (SID) in Long Beach, California.

    III-V Products

    "During the quarter our integrated circuit customers continued their migration to indium gallium phosphide (InGaP) transistors, the new generation of HBT structures for advanced wireless handsets," Dr. Fan said. "While sales of our III-V products were affected by industry softness in the first quarter, we expect our HBT product revenue to trend positively over the course of 2007, particularly in the second half of the year. To meet the anticipated demand, we have been increasing capacity both in Taunton and at our Taiwanese OEM. Two new large-capacity machines already are beginning initial production, and we remain on track to increase capacity by 50% in the second half of this year.

    Business Outlook

    "We are excited about the prospects for our business in 2007 and beyond," Dr. Fan said. "In CyberDisplay, we are installing an 8-inch line that we expect to enhance our performance and manufacturing efficiency as we introduce new displays featuring increasing levels of resolution and capabilities. Installation of the 8-inch line is progressing on schedule, and we anticipate releasing products to our customers for qualification during the second half of the 2007. We believe our new display products will be ideal for new high-performance military and commercial applications, including video eyewear. We are delighted with the progress of the video eyewear market, and this year we expect to see a significant increase in shipments over the prior year. In our III-V business, the transition to InGaP transistors is accelerating. In terms of our overall business, we remain on track to achieve our 2007 top-line guidance of between $80 million and $90 million, with the majority of that revenue in the second half of the year."

    First-Quarter Conference Call

    Kopin will host a conference call at 5:00 p.m. ET today, May 17, 2007, to discuss its preliminary first-quarter financial results. To participate in the call, please dial (800) 479-9001 or (719) 457-2618 five minutes prior to the call. The call will be available live and in an archived format on the investor relations section of the Company's website, www.kopin.com

    About Kopin

    Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

               Kopin - The NanoSemiconductor Company(TM)

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "sees," and variations of such words or similar expressions are intended to identify forward-looking statements. These include statements relating to potential new applications for Kopin's CyberDisplay products; the planned increase in HBT capacity; the timeline for initial production related to the installation of the 8-inch wafer line; the projected increase in mobile video eyewear shipments in 2007; and the Company's revenue guidance of $80 million to $90 million for full-year 2007 and the expectation that the majority of that revenue will occur in the second half of the year. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: technical, manufacturing, marketing or other issues that may prevent either the adoption or rapid acceptance of products; competitive products and pricing; the risk that new product initiatives and other research and development efforts may not be successful; the loss of significant customers; the potential that costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; the potential that the Company's revenue guidance and product forecasts will turn out to be wrong; the potential that military programs involving Kopin's products will be delayed or cancelled; the potential that the Company's military and commercial customers might be unable to ramp production volumes of their products; market acceptance of video eyewear, digital still cameras, toys, military systems, cellular phones or other products in which Kopin's products are integrated; manufacturing delays, technical issues, economic conditions or external factors that may prevent the Company from achieving its financial guidance; the potential consequences surrounding any findings relating to the Special Investigative Committee's review of Kopin's historical stock option grants; the likelihood that the Company will be required to restate historical financial statements, and the impact of this restatement; the potential that Kopin may be delisted from The Nasdaq Stock Market; uncertainty of results of pending civil litigation related to Kopin's stock option grant practices; the potential for further delays related to the Company's regulatory filings and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation , the Company's Form 10-Q for the six-month period ended July 1, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005 under the heading "Risk Factors." Any forward-looking statements speak only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.



    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com